UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2011
LINN ENERGY, LLC
(Exact name of registrant as specified in its charters)

Delaware (State or other jurisdiction of incorporation or organization)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

600 Travis, Suite 5100 Houston, Texas (Address of principal executive offices)	77002 (Zip Code)
Registrant’s telephone number, including area code: (281) 840-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Second Supplemental Indenture for 11.75% Senior Notes due 2017
     On March 16, 2011, Linn Energy, LLC (the “Company”) accepted for purchase and payment (the “2017 Notes Initial Settlement”) $101,628,000 aggregate principal amount (or 62.5%) of its 11.75% Senior Notes due 2017 (CUSIP No. 536022AD8) (the “2017 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 14, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on February 28, 2011. The tender offer for the 2017 Notes will expire at 11:59 p.m., New York City time, on March 25, 2011, unless extended by the Company in its sole discretion.
     On March 16, 2011, following receipt of the requisite consents of the holders of the 2017 Notes, the Company entered into the Second Supplemental Indenture (the “2017 Notes Second Supplemental Indenture”), by and among the Company, Linn Energy Finance Corp. (“Finance Corp” and, together with the Company, the “Issuers”), the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as the trustee (the “Trustee”), to the Indenture, dated as of May 18, 2009, by and among the Company, Finance Corp, the Guarantors and the Trustee, as amended (the “2017 Notes Indenture”). The 2017 Notes Second Supplemental Indenture eliminated most of the covenants and certain default provisions in the 2017 Notes Indenture.
     The foregoing description of the 2017 Notes Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2017 Notes Second Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Second Supplemental Indenture for 9.875% Senior Notes due 2018
     On March 16, 2011, the Company accepted for purchase and payment (the “2018 Notes Initial Settlement”) $117,555,000 aggregate principal amount (or 70.7%) of its 9.875% Senior Notes due 2018 (CUSIP No. 536020AB6) (the “2018 Notes”) that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on March 14, 2011 pursuant to its previously announced tender offer and consent solicitation, which commenced on February 28, 2011. The tender offer for the 2018 Notes will expire at 11:59 p.m., New York City time, on March 25, 2011, unless extended by the Company in its sole discretion.
     On March 16, 2011, following receipt of the requisite consents of the holders of the 2018 Notes, the Company entered into the Second Supplemental Indenture (the “2018 Notes Second Supplemental Indenture”), by and among the Company, Finance Corp, the Guarantors and the Trustee, to the Indenture, dated as of June 27, 2008, by and among the Company, Finance Corp, the Guarantors and the Trustee, as amended (the “2018 Notes Indenture”). The 2018 Notes Second Supplemental Indenture eliminated most of the covenants and certain default provisions in the 2018 Notes Indenture.
     The foregoing description of the 2018 Notes Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the 2018 Notes Second Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 8.01 Other Events.
     On March 15, 2011, the Company issued a press release announcing the initial results and early settlement of the tender offers and consent solicitations relating to the 2017 Notes and the 2018 Notes described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

4.1	Second Supplemental Indenture, dated as of March 16, 2011, to the Indenture, dated as of May 18, 2009, by and among Linn Energy LLC, Linn Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.
4.2	Second Supplemental Indenture, dated as of March 16, 2011, to the Indenture dated as of June 27, 2008, by and among Linn Energy LLC, Linn Energy Finance Corp., the Guarantors party thereto and U.S. Bank National Association.

99.1	Press Release of Linn Energy, LLC dated March 15, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LINN ENERGY, LLC
Date: March 22, 2011	By:	/s/ Charlene A. Ripley
Charlene A. Ripley
Senior Vice President, General Counsel and Corporate Secretary